As filed with the Securities and Exchange Commission on July __, 2002.

                                            Registration No 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI Corporation
                  --------------------- ---------------------
               (Exact name of registrant as specified in charter)

                                    Colorado
                            ------------ ----------
                 (State or other jurisdiction of incorporation)

                                                     8229 Boone Blvd. #802
                                                     Vienna, Virginia  22182
          84-09l6344                                 (703) 506-9460
        --------------                      -----------------------------------
    (IRS Employer I.D.                      (Address, including zip code, and
     Number)                                 telephone number including area of
                                             principal executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
                   ------------------------ ----------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

          Copies of all communications, including all communications sent to the agent for service, should be sent to:

                               William T. Hart, Esq.
                                  Hart & Trinen
                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                  As soon as practicable after the effective date
                         of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
          ----------------------------------------------------------------------

Title of each                              Proposed    Proposed
  Class of                                 Maximum     Maximum
Securities             Securities          Offering    Aggregate     Amount of
  to be                  to be             Price Per   Offering    Registration
Registered             Registered          Share (1)    Price         Fee (3)
--------------       -------------         ---------   ---------   -------------

Common stock (2)        16,465,000           $0.24    $3,951,600       $364

--------------------------------------------------------------------------------

(1)   Offering price computed in accordance with Rule 457(c).
(2)   Shares of common stock to be sold by the selling shareholders.

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the warrants as a result of any adjustment in the number of securities issuable by reason of the anti-dilution provisions of the Series G Warrants.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                               CEL-SCI CORPORATION
                        16,465,000 shares of Common Stock

      By means of this prospectus certain shareholders of CEL-SCI Corporation are offering to sell up to 16,465,000 shares of CEL-SCI's common stock which may be issued upon the conversion of promissory notes sold by CEL-SCI as well as shares of common stock issuable upon the exercise of CEL-SCI's Series G warrants. The actual number of shares issuable upon the conversion of the promissory notes will vary depending upon the price of CEL-SCI's common stock at the time of conversion. In addition, the shares issuable upon the exercise of the Series G warrants may increase as the result of future sales of CEL-SCI's common stock at prices below either the warrant exercise price or the market value of CEL-SCI's common stock. See "Comparative Share Data" for information concerning the terms of the convertible promissory notes and the Series G warrants. An additional 65,000 shares are being offered for sale by an officer of CEL-SCI.

    The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Prospective investors should consider certain important factors described under "Risk Factors" beginning on page 4 of this prospectus.

    These Securities Have Not Been Approved or Disapproved by the Securities and Exchange Commission Nor Has the Commission Passed Upon the Accuracy or Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

    CEL-SCI's common stock is traded on the American Stock Exchange. On July 24, 2002 the closing price of CEL-SCI's common stock on the American Stock Exchange was $0.24.
















                   The date of this prospectus is _______, 2002

                               PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.


CEL-SCI

      CEL-SCI Corporation was formed as a Colorado corporation in 1983. CEL-SCI is involved in the research and development of certain drugs and vaccines. CEL-SCI manufactures MULTIKINE, its first, and main product, using CEL-SCI's proprietary cell culture technologies, which involve a combination, or "cocktail", of natural human interleukin-2 and certain lymphokines and cytokines. CEL-SCI is testing MULTIKINE to determine if it is effective in creating an anti-cancer immune response in head and neck cancer patients, and in HIV-infected women with Human Papilloma Virus induced cervical dysplasia, the precursor stage before the development of cervical cancer.

      Another technology CEL-SCI is developing, Ligand Epitope Antigen Presentation System (LEAPS), is a T-cell modulation technology which CEL-SCI is testing to determine if it is effective in developing potential treatments and/or vaccines against various diseases. Present target diseases are AIDS, herpes simplex, malaria, prostate cancer and breast cancer.

      Before human testing can begin with respect to a drug or biological product, preclinical studies are conducted in laboratory animals to evaluate the potential efficacy and the safety of a product. Human clinical studies generally involve a three-phase process. The initial clinical evaluation, Phase I, consists of administering the product and testing for safe and tolerable dosage levels. Phase II trials continue the evaluation of safety and determine the appropriate dosage for the product, identify possible side effects and risks in a larger group of subjects, and provide preliminary indications of efficacy. Phase III trials consist of testing for actual clinical efficacy within an expanded group of patients at geographically dispersed test sites.

      CEL-SCI has funded the costs associated with the clinical trials relating to CEL-SCI's technologies, research expenditures and CEL-SCI's administrative expenses with the public and private sales of shares of CEL-SCI's common stock and borrowings from third parties, including affiliates of CEL-SCI.

      CEL-SCI does not expect to develop commercial products for several years, if at all. CEL-SCI has had operating losses since its inception, had an accumulated deficit of approximately $(76,700,000) at March 31, 2002 and expects to incur substantial losses for the foreseeable future.

      CEL-SCI's executive offices are located at 8229 Boone Blvd., #802, Vienna, Virginia 22182, and its telephone number is (703) 506-9460.

THE OFFERING

Securities Offered:

      By means of this prospectus certain CEL-SCI shareholders are offering to sell shares of CEL-SCI's common stock issuable upon the conversion of CEL-SCI's promissory notes sold by CEL-SCI or upon the exercise of CEL-SCI's Series G warrants. CEL-SCI refers to the owners of these shares as the selling shareholders in this prospectus.

Common Stock Outstanding: As of July 15, 2002 CEL-SCI had 33,717,180 shares of common stock issued and outstanding. The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options, warrants or other convertible securities held by the selling shareholders or other persons. See "Comparative Share Data".

Risk Factors:               The purchase of the securities offered by  this
                            prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the "Risk Factors" section of this prospectus for additional Risk Factors.

AMEX Symbol:                CVM

Summary Financial Data

Results of Operations:

                                   Year Ended         Six Months Ended
                               September 30, 2001         March 31,
                              -------------------     ----------------
2002

Investment Income and Other
  Revenues:                    $    670,092             $  269,294

Expenses:
Research and Development          7,762,213              3,371,336
Depreciation and Amortization       209,121                112,858
General and Administrative        3,432,437                817,264
Interest Expense                         --                826,368
                           ----------------                -------

Net Loss                       $(10,733,679)           $(4,858,532)
                               =============           ============

Loss per common share
  (basic and diluted)                $(0.51)               $(0.25)

Weighted average common
  Shares outstanding             21,824,273             23,975,508
Balance Sheet Data:

                                 September 30, 2001          March 31, 2002
                                 ------------------          --------------

Working Capital                    $2,807,229                 $1,924,785
Total Assets                        4,508,920                  3,957,882
Long-Term Liabilities                 507,727                  1,145,710
Shareholders' Equity                4,001,193                  1,918,095

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on CEL-SCI's beliefs as well as assumptions made by and information currently available to CEL-SCI. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      Investors should be aware that this offering involves certain risks, including those described below, which could adversely affect the value of their holdings of common stock. CEL-SCI does not make, nor has it authorized any other person to make, any representation about the future market value of CEL-SCI's common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in the Shares offered by this prospectus.

CEL-SCI Has Earned Only Limited Revenues and Has a History of Losses.
--------------------------------------------------------------------

      CEL-SCI has had only limited revenues since it was formed in 1983. Since the date of its formation and through March 31, 2002 CEL-SCI incurred net losses of approximately $(76,700,000). During the years ended September 30, 1999, 2000 and 2001 CEL-SCI suffered losses of $(7,490,725), $(8,478,397) and
$(10,733,679), respectively. CEL-SCI has relied principally upon the proceeds of public and private sales of securities to finance its activities to date. All of CEL-SCI's potential products are in the early stages of development, and any commercial sale of these products will be many years away. Accordingly, CEL-SCI expects to incur substantial losses for the foreseeable future.

      There can be no assurance CEL-SCI will be profitable. At the present time, CEL-SCI intends to use available funds to finance CEL-SCI's operations. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by CEL-SCI. CEL-SCI does not presently intend to pay dividends on its common stock and there can be no assurance that common stock dividends will ever be paid.

If Cel-Sci cannot obtain additional capital, Cel-Sci may have to delay or postpone development and research expenditures which may influence Cel-Sci's ability to produce a timely and competitive product.

      Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. The different steps necessary to obtain regulatory approval, especially that of the Food and Drug Administration, involve significant costs and may require several years to complete. CEL-SCI expects that it will need additional financing over an extended period of time in order to fund the costs of future clinical trials, related research, and general and administrative expenses. Although CEL-SCI's equity line of credit agreement is expected to be a source of funding, the amounts which CEL-SCI is able to draw from the equity line during each drawdown period may not satisfy CEL-SCI's capital needs.

Shares Issuable Upon the Conversion of Options, Warrants and Convertible Securities or in Connection with the Equity Line of Credit May Depress the Price of CEL-SCI's Common stock.

Options

      CEL-SCI has issued options to its officers, directors, employees and consultants which allow the holders to acquire additional shares of CEL-SCI's common stock. In some cases CEL-SCI has agreed that, at its expense, it will make appropriate filings with the Securities and Exchange Commission so that the securities issuable upon the exercise of the options will be available for public sale. Such filings could result in substantial expense to CEL-SCI and could hinder future financings by CEL-SCI.

      Until the options expire, the holders will have an opportunity to profit from any increase in the market price of CEL-SCI's common stock without assuming the risks of ownership. Holders of the options may exercise them at a time when CEL-SCI could obtain additional capital on terms more favorable than those provided by the options. The exercise of the options will dilute the voting interest of the owners of presently outstanding shares of CEL-SCI's common stock and may adversely affect the ability of CEL-SCI to obtain additional capital in the future. The sale of the shares of common stock issuable upon the exercise of the options could adversely affect the market price of CEL-SCI's stock.

Series E Preferred Stock and Warrants

      In December 1999 and January 2000, CEL-SCI sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to three private investors. The Series A warrants permitted the holders of the warrants to purchase 402,007 shares of CEL-SCI's common stock at a price of $2.925 per share at any time prior to December 8, 2002. The Series B warrants allowed the holders to acquire additional shares of CEL-SCI's common stock at a nominal price in the event the price of CEL-SCI's common stock fell below $2.4375 per share prior to certain fixed vesting dates, the first of which in December 2000. On the first fixed vesting date the price of CEL-SCI's common stock was $1.54. Pursuant to the terms of the Series B warrants, which have since expired, the holders of the warrants, in December 2000, received 274,309 additional shares of CEL-SCI's common stock. The share of common stock sold by CEL-SCI in the December 1999 and January 2000 private offerings have since been resold by the investors, and as a result no additional shares are issuable by the terms of the Series B warrants.

      In March 2000, CEL-SCI sold an additional 1,026,666 shares of its common stock, plus Series C and Series D warrants, to the same three private investors. The Series C warrants permitted the holders of the warrants to purchase 413,344 shares of CEL-SCI's common stock at a price of $8.50 per share at any time prior to March 21, 2003. The Series D warrants originally allowed the holders, to the extent they held any shares purchased in the March 2000 offering, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event the price of CEL-SCI's common stock fell below $7.50 per share prior to certain fixed vesting dates, the first of which was in March 2001. On the first fixed vesting date the price of CEL-SCI's common stock was $1.47 and on the second, and final vesting date, the price of CEL-SCI's common stock was $1.08. As a result, and in accordance with the terms of the Series D warrants, the private investors were entitled to receive 5,734,155 additional shares of CEL-SCI's common stock of which 3,520,123 shares had been issued and 959,340 shares had been sold as of August 15, 2001.

      On August 16, 2001 the three private investors exchanged the shares of CEL-SCI's common stock which they owned, plus their unexercised Series D Warrants, for 6,288 shares of CEL-SCI's Series E Preferred stock. Each Series E Preferred share is convertible into shares of CEL-SCI's common stock on the basis of one Series E Preferred share for shares of common stock equal in number to the amount determined by dividing $1,000 by the lesser of $5 or 93% of the average closing bid prices (the "Conversion Price") of CEL-SCI's common stock on the American Stock Exchange for the five days prior to the date of each conversion notice. As of July 15, 2002 4,346 Series E Preferred shares had been converted into 4,025,410 shares of CEL-SCI's common stock.

      As part of this transaction the three private investors also exchanged their Series A and Series C warrants for new Series E warrants. The Series E warrants collectively allow the holders to purchase up to 815,351 additional shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004.

      The sale of common stock issued or issuable upon the exercise of the Series E warrants, or the conversion of the Series E Preferred stock, or the perception that such sales could occur, could adversely affect the market price of CEL-SCI's common stock.

Equity Line of Credit

      An unknown number of shares of common stock, which may be sold by means of a separate registration statement filed with the Securities and Exchange Commission, are issuable under a equity line of credit arrangement to Paul Revere Capital Partners. As CEL-SCI sells shares of its common stock to Paul Revere Capital Partners under the equity line of credit, and Paul Revere Capital Partners sells the common stock to third parties, the price of CEL-SCI's common stock may decrease due to the additional shares in the market. If CEL-SCI decides to draw down on the equity line of credit as the price of its common stock decreases, CEL-SCI will be required to issue more shares of its common stock for any given dollar amount invested by Paul Revere Capital Partners, subject to the minimum selling price specified by CEL-SCI. The more shares that are issued under the equity line of credit, the more CEL-SCI's then outstanding shares will be diluted and the more CEL-SCI's stock price may decrease. Although Paul Revere Capital Partners has agreed not to engage in any short selling during the term of the equity line of credit, any decline in the price of CEL-SCI's common stock may encourage short sales by others, which could place further downward pressure on the price of CEL-SCI's common stock. Short selling is a practice of selling shares which are not owned by a seller with the expectation that the market price of the shares will decline in value after the sale. See "Comparative Share Data" for more information concerning the equity line.

Convertible Notes and Series F Warrants

       In December 2001 and January 2002, CEL-SCI sold convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 20 trading days immediately prior to the conversion date. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price or the market price of its common stock, the Conversion Price may be subject to adjustment. As of July 15, 2002 notes in the principal amount of $1,250,000 had been converted into 4,422,165 shares of CEL-SCI's common stock.

      The Series F warrants presently allow the holders to purchase up to 905,500 shares of CEL-SCI's common stock at a price of $0.24 per share at any time prior to December 31, 2008.

      See "Description of Securities - Convertible Notes and Series F Warrants" for information concerning potential adjustments to the conversion price, the warrant exercise price, and other terms of the notes and the Series F warrants.

      The sale of common stock upon the conversion of the notes or the exercise of the Series F warrants, or the perception that such sales could occur, could adversely affect the market price of CEL-SCI's common stock.

Convertible Notes and Series G Warrants

       In July 2002 CEL-SCI sold convertible notes, plus Series G warrants, to a group of private investors for $500,000. At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price or the market price of its common stock, the Conversion Price may be subject to adjustment.

      CEL-SCI has filed a registration statement with the Securities and Exchange Commission, of which this prospectus is a part, in order that the shares of common stock issued upon the conversion of the notes or the exercise of the Series G warrants may be resold in the public market. Upon the effective date of this registration statement the holders of the notes have agreed to purchase an additional $800,000 of convertible notes from CEL-SCI. The additional $800,000 of convertible notes will have the same terms as the notes sold in July 2002.

      The Series G warrants allow the holders to purchase up to 900,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to July 12, 2009. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock, at a price below the then applicable warrant exercise price or the market price of CEL-SCI's common stock, the warrant exercise price and the number of shares of common stock issuable upon the exercise of the warrant may be subject to adjustment.

      See "Description of Securities - Convertible Notes and Series G Warrants" for information concerning potential adjustments to the conversion price, the warrant exercise price, and other terms of the notes and the Series G warrants.

      The sale of common stock upon the conversion of the notes or the exercise of the Series G warrants, or the perception that such sales could occur, could adversely affect the market price of CEL-SCI's common stock.

CEL-SCI may be required to make payments to the holders of the Convertible Notes and the Series G warrants.

      As explained in the preceding risk factor the shares of CEL-SCI's common stock issuable upon the conversion of the promissory notes sold in July 2002 will be issued at a discount to the market price of CEL-SCI's common stock. In addition the terms of the Series G warrants provide that the exercise price of the Series G warrants may be adjusted to a price which is below the market price of CEL-SCI's common stock on the date the warrants were issued ($0.24).

      The actual number of shares issuable upon the conversion of the notes and the exercise of the Series G warrants (if any) will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates.

      CEL-SCI's common stock trades on the American Stock Exchange. The rules of the AMEX require a corporation, the securities of which are listed on the AMEX, to obtain shareholder approval if 20% or more of a corporation's common stock will be sold in a private offering and below the greater of the book value or market price of the corporation's common stock.

      For purposes of applying this particular rule to the convertible notes and Series G warrants, the AMEX will consider the issuance of any common stock upon the conversion of the notes to be a sale of CEL-SCI's common stock at less than market price. If any of the Series G warrants are exercised at a price below the market price of CEL-SCI's common stock on the date the warrants were issued the AMEX will consider these shares to have been sold at less than market price.

      Consequently, the AMEX rule would prohibit CEL-SCI from issuing more than 6,743,436 shares of common stock as a result of the conversion of the notes or the exercise of the Series G warrants, if exercised at a price which is less than $0.24 per share, unless shareholder approval is obtained for the issuance of the additional shares.

      It is possible, depending upon the future market price of CEL-SCI's common stock, that more than 6,743,436 shares could be issued upon the conversion of the notes and the exercise, at price below $0.24 per share, of the Series G warrants.

      In order to avoid any violation of the AMEX rules relating to the issuance of shares below the market price of CEL-SCI's common stock, the terms of the notes and the Series G warrants provide that no more than 6,743,436 shares may be issued unless CEL-SCI obtains shareholder approval for the issuance of such additional shares.

      If CEL-SCI fails to obtain or elects not to obtain shareholder approval for the issuance of the additional shares CEL-SCI will be required to pay the holders of the notes 130% of the then outstanding principal balance of the notes plus an amount equal to the then market value of the shares which would otherwise be issuable upon the exercise of the Series G warrants had shareholder approval been obtained.

If Cost Estimates for Clinical Trials and Research Are Inaccurate, CEL-SCI Will Require Additional Funding.

      CEL-SCI's estimates of the costs associated with future clinical trials and research may be substantially lower than the actual costs of these activities. If CEL-SCI's cost estimates are incorrect, CEL-SCI will need additional funding for its research efforts.

Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect the ability of CEL-SCI or potential licensees to successfully market any products they may develop.

      Therapeutic agents, drugs and diagnostic products are subject to approval, prior to general marketing, by the FDA in the United States and by comparable agencies in most foreign countries. The process of obtaining FDA and corresponding foreign approvals is costly and time consuming, particularly for pharmaceutical products such as those which might ultimately be developed by CEL-SCI, VTI or its licensees, and there can be no assurance that such approvals will be granted. Also, the extent of adverse government regulations which might arise from future legislative or administrative action cannot be predicted.

CEL-SCI has, at the present time, only one source of multikine and if this source could not, for any reason, supply CEL-SCI with Multikine, CEL-SCI estimates that it would take approximately six to ten months to obtain supplies of Multikine under an alternative manufacturing arrangement.

      CEL-SCI has an agreement with an unrelated corporation for the production, until 2006, of Multikine. CEL-SCI does not know what cost it would incur to obtain an alternative source of supply.

There can be no assurance that CEL-SCI will achieve or maintain a competitive position or that other technological developments will not cause CEL-SCI's proprietary technologies to become uneconomical or obsolete.

      The biomedical field in which CEL-SCI is involved is undergoing rapid and significant technological change. The successful development of therapeutic agents from CEL-SCI's compounds, compositions and processes through CEL-SCI-financed research or as a result of possible licensing arrangements with pharmaceutical or other companies, will depend on its ability to be in the technological forefront of this field.

      Many pharmaceutical and biotechnology companies are developing products for the prevention or treatment of cancer and infectious diseases. Many of these companies have substantial financial, research and development, and marketing resources and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, both smaller companies and non-profit institutions are active in research relating to cancer and infectious diseases and are expected to become more active in the future.

CEL-SCI's Patents Might Not Protect CEL-SCI's Technology from Competitors.

      Certain aspects of CEL-SCI's technologies are covered by U.S. and foreign patents. In addition, CEL-SCI has a number of patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford CEL-SCI. Disputes may arise between CEL-SCI and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that CEL-SCI will be in a position, or will deem it advisable, to carry on such a defense. Other private and public concerns, including universities, may have filed applications for, or may have been issued, patents and are expected to obtain additional patents and other proprietary rights to technology potentially useful or necessary to CEL-SCI. The scope and validity of such patents, if any, the extent to which CEL-SCI may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. Also, as far as CEL-SCI relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology. CEL-SCI's first MULTIKINE patent expired in 2000. Since CEL-SCI does not know if it will ever be able to sell MULTIKINE on a commercial basis, CEL-SCI cannot predict what effect the expiration of this patent will have on CEL-SCI. Notwithstanding the above, CEL-SCI believes that trade secrets and later issued patents will protect the technology associated with Multikine.

CEL-SCI's Product Liability Insurance May Not Be Adequate to Protect CEL-SCI from Possible Losses.

      Although CEL-SCI has product liability insurance for Multikine, the successful prosecution of a product liability case against CEL-SCI could have a materially adverse effect upon its business if the amount of any judgment exceeds CEL-SCI's insurance coverage.

The Loss of Management and Scientific Personnel Could Adversely Affect CEL-SCI.
-------------------------------------------------------------------------------

      CEL-SCI is dependent for its success on the continued availability of its executive officers. The loss of the services of any of CEL-SCI's executive officers could have an adverse effect on CEL-SCI's business. CEL-SCI does not carry key man life insurance on any of its officers. CEL-SCI's future success will also depend upon its ability to attract and retain qualified scientific personnel. There can be no assurance that CEL-SCI will be able to hire and retain such necessary personnel.

The Market Price for CEL-SCI's Common Stock is Volatile.

      The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI's common stock.

                             COMPARATIVE SHARE DATA

                                                  Number of          Note
                                                   Shares          Reference

   Shares outstanding as of July 15, 2002        33,717,180

   Shares to be sold in this Offering:

      Shares issuable upon conversion of          7,300,000             A
      promissory notes

      Shares issuable upon exercise of              900,000             A
      Series G warrants

    The number of shares outstanding as of July 15, 2002 excludes shares which may be issued in connection with CEL-SCI's line of credit or upon the exercise of other options, warrants, or convertible securities previously issued by CEL-SCI. See table below.

Other Shares Which May Be Issued:
--------------------------------

      The following table lists additional shares of CEL-SCI's common stock which may be issued pursuant to the equity line of credit agreement and as the result of the exercise of other outstanding options or warrants issued by CEL-SCI:

                                                         Number of      Note
                                                          Shares     Reference

   Shares issuable upon conversion of Series E            Unknown        B
   Preferred stock

   Shares issuable upon exercise of Series E              815,351        B
   warrants

   Shares issuable pursuant to equity line of credit:     Unknown        C

   Shares issuable upon exercise of equity line warrants  200,800        C

   Shares issuable upon conversion of promissory notes  1,535,000        D

   Shares issuable upon exercise of Series F warrants     905,500        D

   Shares issuable upon exercise of options               255,000        E
   granted to investor relations consultants

   Shares issuable upon exercise of options and         5,697,142        F
   warrants granted to CEL-SCI's officers,
   directors, employees, consultants, and third parties

   Shares issuable upon exercise of Public Warrants       116,405        G

A. In July 2002, CEL-SCI sold convertible notes, plus Series G warrants, to a group of private investors for $500,000. At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the 3 lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price or the market price of its common stock, the Conversion Price may be subject to adjustment.

      CEL-SCI has filed a registration statement with the Securities and Exchange Commission, of which this prospectus is a part, in order that the shares of common stock issued upon the conversion of the notes or the exercise of the warrants may be resold in the public market. Upon the effective date of this registration statement the holders of the notes have agreed to purchase an additional $800,000 of convertible notes from CEL-SCI. The additional $800,000 of convertible notes will have the same terms as the notes sold in July 2002.

      The Series G warrants allow the holders to initially purchase up to 900,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to July 12, 2009. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock, at a price below the then applicable warrant exercise price or the market price of CEL-SCI's common stock, the warrant exercise price and the number of shares of common stock issuable upon the exercise of the warrant may be subject to adjustment. Every three months following the date of this prospectus the warrant exercise price will be adjusted to an amount equal to 110% of the Conversion Price of the notes on that date, provided that the adjusted price is lower than the warrant exercise price on that date.

       The actual number of additional shares issuable upon the conversion of the notes which remain outstanding will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares which may be issued upon the conversion of the notes cannot be determined at this time. However, based upon the market price of CEL-SCI's common stock on July 15, 2002, CEL-SCI would be required to issue approximately 7,300,000 shares of common stock if all of the notes, including notes in the principal amount of $800,000 to be sold at a later date, were converted on July 15, 2002.

      See "Description of Securities - Convertible Notes and Series G Warrants" for information concerning potential adjustments to the conversion price, the warrant exercise price, and other terms of the notes and the Series G warrants.

B. In December 1999 and January 2000, CEL-SCI sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to Advantage Fund II, Koch Investment Group Limited and Mooring Capital Fund LLC for $2,800,000. The Series A warrants allowed the holders to purchase up to 402,007 shares of CEL-SCI's common stock at a price of $2.925 per share at any time prior to December 8, 2002. CEL-SCI issued 274,309 shares of common stock upon the exercise of the Series B warrants, which have since expired.

      In March 2000, CEL-SCI sold 1,026,666 shares of its common stock, plus Series C and Series D warrants, to the same private investors referred to above for $7,700,000. The Series C warrants allowed the holders to purchase up to 413,344 shares of CEL-SCI's common stock at a price of $8.50 per share at any time prior to March 21, 2003. The Series D warrants allowed the holders, to the extent they held any shares purchased in the March 2000 offering, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event the price of CEL-SCI's common stock fell below $7.50 per share prior to certain fixed vesting dates. On the first fixed vesting date the price of CEL-SCI's common stock was $1.47 and on the second, and final vesting date, the price of CEL-SCI's common stock was $1.08. As a result, and in accordance with the terms of the Series D warrants, the private investors were entitled to receive 5,734,155 additional shares of CEL-SCI's common stock, of which 3,520,123 shares had been issued and 959,340 shares had been sold as of August 15, 2001.

      On August 16, 2001 CEL-SCI, Advantage Fund II and Koch Investment Group agreed to restructure the terms of the Series A, C and D warrants in the following manner:

      Advantage Fund II, Koch Investment Group Limited and Mooring Capital Fund LLC exchanged the 3,588,564 shares of CEL-SCI's common stock which they owned, plus their unexercised Series D Warrants, for 6,288 shares of CEL-SCI's Series E Preferred stock. At the holder's option, each Series E Preferred share is convertible into shares of CEL-SCI's common stock on the basis of one Series E Preferred share for shares of common stock equal in number to the amount determined by dividing $1,000 by the lesser of $5 or 93% of the average closing bid prices (the "Conversion Price") of CEL-SCI's common stock on the American Stock Exchange for the five days prior to the date of each conversion notice.

      Notwithstanding the above, a maximum 923 shares of common stock are issuable upon the conversion of each Series E Preferred share prior to August 16, 2003.

      Each Series E Preferred share can be redeemed by CEL-SCI at a price of $1,200 per share, plus accrued dividends, at any time prior to July 18, 2003. At any time on or after July 18, 2003 and prior to the close of business on August 16, 2003 CEL-SCI may redeem any outstanding Series E Preferred shares at a price of $1,000 per share.

      Preferred shares that have not been redeemed or converted by August 16, 2003 will automatically convert to twice the number of shares of common stock which such shares would otherwise convert into based upon the Conversion Price on such date. On August 16, 2003 CEL-SCI will also be required to issue the holders of any Series E Preferred shares which are then outstanding Series E warrants which will allow the holders of the warrants to purchase shares of CEL-SCI's common stock equal in number to 33% of the common shares which were issued upon the conversion of the remaining Series E Preferred shares. These warrants, if issued, will be exercisable at any time prior to August 17, 2006 at a price equal to 110% of the volume weighted average price of CEL-SCI's common stock for the five days prior to August 16, 2003.

      Each Series E Preferred share is entitled to a quarterly dividend of $60 per share, payable in cash. Dividends not declared will accumulate. Except as otherwise provided by law the Series E Preferred shares do not have any voting rights. The Series E Preferred shares have a liquidation preference over CEL-SCI's common stock.

      As part of this transaction the three investors exchanged their Series A and Series C warrants for new Series E warrants. The Series E warrants collectively allow the holders to purchase up to 815,351 additional shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004.

      With respect to the shares issuable upon the conversion of the Series E Preferred shares or the exercise of the Series E warrants, Advantage II and Koch have each agreed to limit their respective weekly sales of CEL-SCI's common stock to 9% of the average of the four prior weeks traded volume as listed by Bloomberg, while Mooring Financial will limit its weekly sales of CEL-SCI's common stock to 2.14% of the average of the four prior weeks trading volume as listed by Bloomberg. If CEL-SCI's trading volume reaches 200,000 shares or more on any given day, each of Advantage II and Koch will be allowed to sell an additional 4.5% of that day's trading volume on each of that day and the following day, while Mooring Financial will be allowed to sell an additional 1% of that day's trading volume on each of that day and the following day.

      As of July 15, 2002 4,346 Series E Preferred shares had been converted into 4,025,410 shares of CEL-SCI's common stock. The actual number of shares issuable upon the conversion of the Series E Preferred shares will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares of common stock which will be issued upon the conversion of the Series E Preferred shares cannot be determined at this time. However, prior to August 16, 2003, CEL-SCI would not be required to issue more than additional 1,792,466 shares of its common stock upon the conversion of the Series E Preferred shares.

C. An unknown number of shares of common stock are issuable under the equity line of credit agreement between CEL-SCI and Paul Revere Capital Partners. As consideration for extending the equity line of credit, CEL-SCI granted Paul Revere Capital Partners warrants to purchase 200,800 shares of common stock at a price of $1.64 per share at any time prior to April 11, 2004.

      Under the equity line of credit agreement, Paul Revere Capital Partners has agreed to provide CEL-SCI with up to $10,000,000 of funding prior to June 22, 2003. During this twenty-four month period, CEL-SCI may request a drawdown under the equity line of credit by selling shares of its common stock to Paul Revere Capital Partners and Paul Revere Capital Partners will be obligated to purchase the shares. CEL-SCI may request a drawdown once every 22 trading days, although CEL-SCI is under no obligation to request any drawdowns under the equity line of credit.

      During the 22 trading days following a drawdown request, CEL-SCI will calculate the amount of shares it will sell to Paul Revere Capital Partners and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of CEL-SCI's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 11%.

      CEL-SCI may request a drawdown by faxing a drawdown notice to Paul Revere Capital Partners, Ltd., stating the amount of the drawdown and the lowest daily volume weighted average price, if any, at which CEL-SCI is willing to sell the shares. The lowest volume weighted average price will be set by CEL-SCI's Chief Executive Officer in his sole and absolute discretion.

      If CEL-SCI sets a minimum price which is too high and CEL-SCI's stock price does not consistently meet that level during the 22 trading days after its drawdown request, the amount CEL-SCI can draw and the number of shares CEL-SCI will sell to Paul Revere Capital Partners will be reduced. On the other hand, if CEL-SCI sets a minimum price which is too low and its stock price falls significantly but stays above the minimum price, CEL-SCI will have to issue a greater number of shares to Paul Revere Capital Partners based on the reduced market price.

      As of July 15, 2002 CEL-SCI had received net proceeds of $1,325,692 from the sale of 2,381,993 shares of common stock pursuant to the terms of the equity line of credit.

D. In December 2001 and January 2002, CEL-SCI sold convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the 3 lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 20 trading days immediately prior to the conversion date. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price or the market price of its common stock, the Conversion Price may be subject to adjustment.

      The Series F warrants presently allow the holders to purchase up to 905,500 shares of CEL-SCI's common stock at a price of $0.24 per share at any time prior to December 31, 2008. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock, at a price below the then applicable warrant exercise price or the market price of CEL-SCI's common stock, the warrant exercise price and the number of shares of common stock issuable upon the exercise of the warrant may be subject to adjustment. Every three months after May 17, 2002 the warrant exercise price will be adjusted to an amount equal to 110% of the Conversion Price of the notes on that date, provided that the adjusted price is lower than the warrant exercise price on that date.

       As of July 15, 2002 notes in the principal amount of $1,250,000 had been converted into 4,422,165 shares of CEL-SCI's common stock. The actual number of additional shares issuable upon the conversion of the notes which remain outstanding will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares which may be issued upon the conversion of the notes cannot be determined at this time. However, based upon the market price of CEL-SCI's common stock on July 15, 2002, CEL-SCI would be required to issue approximately 1,535,000 shares of common stock if the remaining outstanding notes were converted on July 15, 2002.

      See "Description of Securities - Convertible Notes and Series F Warrants" for information concerning potential adjustments to the conversion price, the warrant exercise price, and other terms of the notes and the Series F warrants.

E. CEL-SCI has granted options for the purchase of 255,000 shares of common stock to certain investor relations consultants in consideration for services provided to CEL-SCI. The options are exercisable at prices ranging between $1.63 and $5.00 per share and expire between September 2002 and June 2006.

F. The options are exercisable at prices ranging from $0.33 to $11.00 per share. CEL-SCI may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

G. The Public Warrants are exercisable at $3.00 per share and expire on February 6, 2003.

      The shares referred to in Notes B through E are being, or will be, offered for sale by means of separate registration statements which have been filed with the Securities and Exchange Commission.

                              SELLING SHAREHOLDERS

      This prospectus relates to shares of CEL-SCI's common stock issued or issuable upon the conversion of promissory notes sold by CEL-SCI and upon the exercise of CEL-SCI's Series G warrants. This prospectus also pertains to 65,000 shares of common stock which are being offered by Dr. Eyal Talor, an officer of CEL-SCI.

      The actual number of shares issuable upon the conversion of the promissory notes will vary depending upon a number of factors, including the price of CEL-SCI's common stock at the time the notes are converted. In addition, the shares issuable upon the exercise of the Series G warrants may increase as the result of future sales of CEL-SCI's common stock at prices below either the warrant exercise price or the market value of CEL-SCI's common stock. Accordingly, the number of shares which may be issued upon the conversion of the promissory notes or the exercise of the Series G warrants cannot be determined at this time.

      The owners of the promissory notes and the Series G warrants, as well as Dr. Talor are referred to in this prospectus as the "selling shareholders". CEL-SCI will not receive any proceeds from the sale of the shares by the selling shareholders.

      The names of and the shares to be sold by the selling shareholders are:

                                      Shares      Shares
                                      Which       Which
                                     May be      May be
                                     Acquired    Acquired
                                       Upon       Upon       Shares to  Owner-
                                   Conversion   Exercise of  be Sold    ship
                        Shares   of Promissory  Series G     in this    After
      Name              Owned      Notes  (1)   Warrants (2) Offering   Offering
    ---------           ------   -------------  -----------  --------   --------

SDS Merchant Fund, L.P.     --      7,300,000     900,000   8,200,000        --
Bristol Investment
 Fund, Ltd.                 --      7,300,000     900,000   8,200,000        --
Dr. Eyal Talor          90,000             --          --      65,000    25,000

(1)Based upon the price of CEL-SCI's common stock as of July 15, 2002. At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock, at a price below the then applicable Conversion Price or the market price of its common stock, the Conversion Price may be subject to adjustment. See "Description of Securities
  - Convertible Notes and Series G Warrants" for information concerning potential adjustments to the Conversion Price and other terms of the notes.

  The actual number of additional shares issuable upon the conversion of the notes which remain outstanding will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares which may be issued upon the conversion of the notes cannot be determined at this time. However, based upon the market price of CEL-SCI's common stock on July 15, 2002, CEL-SCI would be required to issue approximately 7,300,000 shares of common stock if all of the notes, including notes in the principal amount of $800,000 to be sold at a later date, were converted on July 15, 2002. CEL-SCI's agreement with the noteholders requires CEL-SCI to register twice the number of shares that CEL-SCI would be required to issued if all notes were converted on July 15, 2002 so that additional shares will be available for sale if the price of CEL-SCI's common stock declines.

(2)The Series G warrants allow the holders to initially purchase up to 900,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to July 12, 2009. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock, at a price below the then applicable warrant exercise price or the market price of CEL-SCI's common stock, the warrant exercise price and the number of shares of common stock issuable upon the exercise of the warrant may be subject to adjustment. Every three months following the date of this prospectus, the warrant exercise price will be adjusted to an amount equal to 110% of the Conversion Price of the notes on such date, provided that the adjusted price is lower than the warrant exercise price on that date. CEL-SCI's agreement with the Series G warrant holders requires CEL-SCI to register twice the number of shares which are presently issuable upon the exercise of the warrants so that additional shares will be available for sale in the event there is any adjustment to the number of shares issuable upon the exercise of the warrants. See "Description of Securities - Convertible Notes and Series G Warrants" for information concerning potential adjustments to the warrant exercise price and other terms of the Series G warrants.

      For purposes of the foregoing table, it is assumed that all shares owned, or which may be acquired, by the selling shareholders are sold to the public by means of this prospectus.

      Each note holder is prohibited from converting the notes to the extent that such conversion would result in such holder, together with any affiliate of the holder, beneficially owning in excess of 4.999% of the outstanding shares of CEL-SCI's common stock following such conversion. This restriction may be waived by each holder on not less than 61 days' notice to CEL-SCI. However, the 4.999% limitation would not prevent each note holder from acquiring and selling in excess of 4.999% of CEL-SCI's common stock through a series of acquisitions and sales so long as the holder never beneficially owns more than 4.999% of CEL-SCI's common stock at any one time.

      Each Series G warrant holder is prohibited from exercising the warrants to the extent that such exercise would result in such holder, together with any affiliate of the warrant holder, beneficially owning in excess of 4.999% of the outstanding shares of CEL-SCI's common stock following such exercise. This restriction may be waived by each holder on not less than 61 days' notice to CEL-SCI. However, the 4.999% limitation would not prevent each warrant holder from acquiring and selling in excess of 4.999% of CEL-SCI's common stock through a series of acquisitions and sales under the warrants so long as the warrant holder never beneficially owns more than 4.999% of CEL-SCI's common stock at any one time.

      SDS Merchant Fund holds notes in the principal amount of $350,000 which were sold in December 2001 and January 2002. SDS Merchant Fund and Bristol Investment Fund, Ltd. hold Series F warrants which collectively allow these funds to purchase 840,000 shares of CEL-SCI's common stock. See Note D to the Comparative Share Data table.

Plan of Distribution

      The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o an exchange distribution in accordance with the rules of the applicable exchange;
o    privately negotiated transactions;
o    short sales;
o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
o    a combination of any such methods of sale; and
o    any other method permitted pursuant to applicable law.

      The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of CEL-SCI or derivatives of CEL-SCI securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      CEL-SCI is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling shareholders. CEL-SCI has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     CEL-SCI has advised the selling shareholders that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholders, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". CEL-SCI has also advised the selling shareholders that Rule 102 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering. Rule 101 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution.

      CEL-SCI has agreed to indemnify the selling shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

                            DESCRIPTION OF SECURITIES

Common Stock

      CEL-SCI is authorized to issue 100,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock . All of the outstanding shares of Common stock are fully paid and non-assessable.

Preferred Stock

      CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI.

      See "Comparative Share Data" for information concerning CEL-SCI's Series E preferred stock.

Convertible Notes and Series F Warrants

     In December 2001 and January 2002, CEL-SCI sold convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. The notes bear interest at 7% per year, are due and payable on December 31, 2003 and are secured by substantially all of the Company's assets. Interest is payable quarterly. If the Company fails to make any interest payment when due, the notes will become immediately due and payable.

    At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 20 trading days immediately prior to the conversion date.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the Conversion Price will lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of CEL-SCI's common stock. However the Conversion Price will not be adjusted as the result of shares issued in connection with a Permitted Financing. A Permitted Financing involves shares of common stock issued or sold:

     -    in connection with a merger or acquisition;

     - upon the exercise of options or the issuance of common stock to the Company's employees, officers, directors, consultants and vendors in accordance with the Company's equity incentive policies;

     - pursuant to the conversion or exercise of securities which were outstanding prior to December 31, 2001;

     -    pursuant to the Company's equity line of credit;

     -    to key officers of the Company in lieu of their respective salaries.

     CEL-SCI has filed a registration statement with the Securities and Exchange Commission in order that the shares of common stock issued upon the conversion of the notes or the exercise of the Series F warrants may be resold in the public market.

      As of July 15, 2002 notes in the principal amount of $1,250,000 had been converted into 4,422,165 shares of CEL-SCI's common stock.

      CEL-SCI's agreement with the note holders places the following restrictions on CEL-SCI's operations. Any of the following restrictions may be waived with the written consent of the holders of a majority of the principal amount of the notes outstanding at the time the consent is required.

     o So long as the notes are outstanding, and except as required by the terms of CEL-SCI's Series E Preferred stock, CEL-SCI may not:

             - declare or pay any dividends (other than a stock dividend or stock split) or make any distributions to any holders of its common stock, or

             - purchase or otherwise acquire for value, directly or indirectly, any common or preferred stock.

     o Until the earlier of October 17, 2002 or the date all of the notes are no longer outstanding CEL-SCI may not sell any common stock or any securities convertible into common stock. However, this restriction will not apply to shares issued in a Permitted Financing.

     o If CEL-SCI maintains a balance of less than $1,000,000 in its bank account in any month, it may draw down the maximum amount allowable for such month under its equity line of credit. If CEL-SCI maintains a balance of greater than $1,000,000 in its bank account in any month, it may only draw down a maximum of $235,000 per month under the equity line of credit.

      So long as the notes remain outstanding, the note holders will have a first right of refusal to participate in any subsequent financings involving CEL-SCI. If CEL-SCI enters into any subsequent financing on terms more favorable than the terms governing the notes and warrants, then the note holders may exchange notes and warrants for the securities sold in the subsequent financing.

      Upon the occurrence of any of the following events CEL-SCI is required to redeem the notes at a price equal to 130% of then outstanding principal balance of the notes:

            - the suspension from listing or the failure of CEL-SCI's common stock to be listed on the American Stock Exchange for a period of five consecutive trading days; or

            - the effectiveness of the Registration Statement lapses for any reason or the Registration Statement is unavailable to the note holders and the lapse or unavailability continues for a period of ten consecutive trading days, provided the cause of the lapse or unavailability is not due to factors primarily within the control of the note holders.

            - any representation or warranty made by CEL-SCI to the note holders proves to be materially inaccurate or CEL-SCI fails to perform any material covenant or condition in its agreement with the note holders.

             - the completion of a merger or other business combination involving CEL-SCI and as a result of which CEL-SCI is not the surviving entity.

             - a purchase, tender or exchange offer accepted by the holders of more than 30% of CEL-SCI's outstanding shares of common stock.

             - CEL-SCI files for protection from its creditors under the federal bankruptcy code.

             - CEL-SCI exceeds its draw down limits under it equity line of credit.

      Each Series F warrant presently allows the holder to purchase one share of CEL-SCI's common stock at a price of $0.24 per share at any time prior to December 31, 2008.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable warrant exercise price, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price is reduced.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the warrant exercise price will be lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of CEL-SCI's common stock. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage determined by dividing the price at which the shares were sold by the market price of CEL-SCI's common stock on the date of sale.

      However, neither the warrant exercise price nor the shares issuable upon the exercise of the warrant will be adjusted as the result of shares issued in connection with a Permitted Financing.

       Every three months after June 17, 2002, the warrant exercise price will be adjusted to an amount equal to 110% of the Conversion Price on such date, provided that the adjusted price is lower than the warrant exercise price on that date.

       As of July 15, 2002 54,500 Series F warrants had been exercised.

       Notwithstanding the above, the notes and Series G warrants sold by CEL-SCI in July 2002 will not result in any change to the conversion price of the notes referred to above or to the exercise price of the Series F warrants.

Convertible Notes and Series G Warrants

    In July 2002, CEL-SCI sold convertible notes, plus Series G warrants, to a group of private investors for $500,000. The notes bear interest at 7% per year, are due and payable on July 12, 2004 and are secured by substantially all of CEL-SCI's assets. Interest is payable quarterly with the first interest payment due on October 1, 2002. If CEL-SCI fails to make any interest payment when due, the notes will become immediately due and payable.

    At the holder's option the notes are convertible into shares of CEL-SCI's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the three lowest daily trading prices of CEL-SCI's common stock on the American Stock Exchange during the 15 trading days immediately prior to the conversion date. The Conversion Price may not be less than $0.18. However, if CEL-SCI's common stock trades for less than $0.18 per share for a period of 20 consecutive trading days, the $0.18 minimum price will no longer be applicable. The Conversion Price will decline from 76% to 60% if (i) on any trading day after the effective date of the registration statement relating to this prospectus the closing daily price of CEL-SCI's common stock multiplied by the total number of shares of common stock traded on that day is less than $29,977, (ii) CEL-SCI defaults in the performance of any material covenant, condition or agreement with the holders of the notes or, (iii) CEL-SCI's common stock is delisted from the American Stock Exchange.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the Conversion Price will lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of CEL-SCI's common stock. However the Conversion Price will not be adjusted as the result of shares issued in connection with a Permitted Financing. A Permitted Financing involves shares of common stock issued or sold:

          -    in connection with a merger or acquisition;

          - upon the exercise of options or the issuance of common stock to the Company's employees, officers, directors, consultants and vendors in accordance with the Company's equity incentive policies;

          - pursuant to the conversion or exercise of securities which were outstanding prior to July 12, 2002;

          -    pursuant to the Company's equity line of credit;

          - to key officers of the Company in lieu of their respective salaries.

      CEL-SCI has agreed to file a registration statement with the Securities and Exchange Commission in order that the shares of common stock issued upon the conversion of the notes or the exercise of the warrants may be resold in the public market. Upon the effective date of this registration statement the holders of the notes have agreed to purchase an additional $800,000 of convertible notes from CEL-SCI. The additional $800,000 of convertible notes will have the same terms as the notes sold in July 2002.

      CEL-SCI's agreement with the note holders places the following restrictions on CEL-SCI's operations. Any of the following restrictions may be waived with the written consent of the holders of a majority of the principal amount of the notes outstanding at the time the consent is required.

o So long as the notes are outstanding, and except as required by the terms of CEL-SCI's Series E Preferred stock, CEL-SCI may not:

             - declare or pay any dividends (other than a stock dividend or stock split) or make any distributions to any holders of its common stock, or

             - purchase or otherwise acquire for value, directly or indirectly, any common or preferred stock.

o Until the later of January 1, 2003 or the date that 50% of the notes are no longer outstanding CEL-SCI may not sell any common stock or any securities convertible into common stock. However, this restriction will not apply to shares issued in a Permitted Financing.

o If CEL-SCI maintains a balance of less than $1,000,000 in its bank account in any month, it may draw down the maximum amount allowable for such month under its equity line of credit. If CEL-SCI maintains a balance of greater than $1,000,000 in its bank account in any month, it may only draw down a maximum of $235,000 per month under the equity line of credit. After January 1, 2003 the minimum balance requirement will be increased to $1,500,000 when 50% of the balance of each Note is no longer outstanding and 50% of all of the Notes in the aggregate are no longer outstanding.

      So long as the notes remain outstanding, the note holders will have a first right of refusal to participate in any subsequent financings involving CEL-SCI. If CEL-SCI enters into any subsequent financing on terms more favorable than the terms governing the notes and warrants, then the note holders may exchange notes and warrants for the securities sold in the subsequent financing.

      Upon the occurrence of any of the following events CEL-SCI is required to redeem the notes at a price equal to 130% of then outstanding principal balance of the notes:

            - the suspension from listing or the failure of CEL-SCI's common stock to be listed on the American Stock Exchange for a period of five consecutive trading days; or

            - the effectiveness of the Registration Statement lapses for any reason or the Registration Statement is unavailable to the note holders and the lapse or unavailability continues for a period of ten consecutive trading days, provided the cause of the lapse or unavailability is not due to factors primarily within the control of the note holders.

            - any representation or warranty made by CEL-SCI to the note holders proves to be materially inaccurate or CEL-SCI fails to perform any material covenant or condition in its agreement with the note holders.

             - the completion of a merger or other business combination involving CEL-SCI and as a result of which CEL-SCI is not the surviving entity.

             - a purchase, tender or exchange offer accepted by the holders of more than 30% of CEL-SCI's outstanding shares of common stock.

             - CEL-SCI's shareholders fail to approve the issuance of the shares of CEL-SCI's common stock upon the conversion of the notes or the exercise of the Series G warrants

             - CEL-SCI files for protection from its creditors under the federal bankruptcy code.

             - CEL-SCI exceeds its draw down limits under it equity line of credit.

      The Series G warrants allow the holders to initially purchase up to 900,000 shares of CEL-SCI's common stock at a price of $0.25 per share at any time prior to July 12, 2009.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable warrant exercise price, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price is reduced.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of CEL-SCI's common stock, the warrant exercise price will be lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of CEL-SCI's common stock. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage determined by dividing the price at which the shares were sold by the market price of CEL-SCI's common stock on the date of sale.

      However, neither the warrant exercise price nor the shares issuable upon the exercise of the warrant will be adjusted as the result of shares issued in connection with a Permitted Financing.

       On the date that the registration statement which CEL-SCI has agreed to file is declared effective by the Securities and Exchange Commission, and every three months following the effective date, the warrant exercise price will be adjusted to an amount equal to 110% of the Conversion Price on such date, provided that the adjusted price is lower than the warrant exercise price on that date.

Transfer Agent

     Computershare Trust Co., Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

                                     EXPERTS

      The consolidated financial statements of CEL-SCI Corporation as of September 30, 2001 and 2000, and for each of the three years in the period ended September 30, 2001 incorporated by reference in this prospectus from CEL-SCI's Annual Report on Form 10-K for the year ended September 30, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

      CEL-SCI's bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             ADDITIONAL INFORMATION

      CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Copies of any such reports, proxy statements and other information filed by CEL-SCI can be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI. The address of that site is http://www.sec.gov.

      CEL-SCI will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

                               CEL-SCI Corporation
                             8229 Boone Blvd., #802
                             Vienna, Virginia 22182
                                 (703) 506-9460

      The following documents filed with the Commission by CEL-SCI (Commission File No. 0-11503) are incorporated by reference into this prospectus:

      CEL-SCI's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

      CEL-SCI's Quarterly Report on Form 10-Q for the period ended December 31, 2002.

     CEL-SCI's  Quarterly  Report on Form 10-Q for the  period  ended  March 31,
     2002.

      CEL-SCI's Proxy Statement relating to CEL-SCI's March 14, 2002 Annual Meeting of Shareholders.

      All documents filed with the Securities and Exchange Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

      No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus. Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.




                                TABLE OF CONTENTS

                                                                           Page

Prospectus Summary.......................................................
Risk Factors.............................................................
Comparative Share Data...................................................
Selling Shareholders.....................................................
Description of Securities................................................
Experts..................................................................
Indemnification..........................................................
Additional Information...................................................





                                  Common stock

                               CEL-SCI CORPORATION


                                   PROSPECTUS

                                     PART II
                     Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution

             SEC Filing Fee                                      $  364
             Blue Sky Fees and Expenses                           2,000
             Printing and Engraving Expenses                      2,000
             Legal Fees and Expenses                             20,000
             Accounting Fees and Expenses                        10,000
             Miscellaneous Expenses                                 636
                                                                -------
             TOTAL                                              $35,000
                                                                =======

             All expenses other than the S.E.C. filing fees are estimated.

Item 15.  Indemnification of Officers and Directors.
          -----------------------------------------

      It is provided by Section 7-109-102 of the Colorado Revised Statutes and CEL-SCI's Bylaws that CEL-SCI may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of CEL-SCI.

Item 16.  Exhibits

3(a) Articles of Incorporation     Incorporated  by reference  to Exhibit 3(a)
                                   of CEL-SCI's combined Registration Statement
                                   on  Form S-1  and Post-Effective  Amendment
                                   ("Registration  Statement"),   Registration
                                   Nos. 2-85547-D and 33-7531.

 (b) Amended Articles              Incorporated by reference to Exhibit 3(a) of
                                   CEL-SCI's Registration Statement on Form S-1,
                                   Registration Nos. 2-85547-D and 33-7531.

 (c) Amended Articles              Filed as Exhibit 3(c) to CEL-SCI's Registr
     (Name change only)            tion  Statement  on Form S-1 Registration
                                   Statement (No. 33-34878).

 (d)     Bylaws                   Incorporated  by  reference to Exhibit 3(b)
                                  of  CEL-SCI's   Registration  Statement  on
                                  Form S-1,  Registration Nos.  2-85547-D and
                                  33-7531.

(a)   Specimen copy of              Incorporated   by  reference  to  Exhibit
      Stock Certificate             4(a) of CEL-SCI's Registration Statement on
                                    Form  S-1  Registration  Nos.   2-85547-D
                                    and 33-7531.

(b)    Designation of Series E      Incorporated  by  reference  to Exhibit 4
       Preferred Stock              to report on Form 8-K dated August 21, 2001.

5.    Opinion of Counsel            _______________________


10(e) Employment Agreement with     Incorporated   by  reference  to  Exhibit
      Geert Kersten                 10(e) of the Company's report on Form 10-K
                                    for the year ended September 30, 2000.

10(q) Common Stock Purchase Agreement    Incorporated by reference to Exhibit
      with Paul Revere Capital Partners  10(q) to CEL-SCI Registration Statement
      Ltd.                               on Form S-1 (Commission File Number
                                         333-59798).

10(r) Stock Purchase Warrant issued to   Incorporated  by  reference  to Exhibit
      Paul Revere Capital Partners Ltd.  10(r) to CEL-SCI Registration Statement
                                         on Form S-1 (Commission File Number
                                         333-59798).

10(s) Securities Exchange Agreement    Incorporated by reference to Exhibit 10.1
     (together with Schedule required  to report on Form 8-K dated August 21,
     by Instruction 2 to Item 601       2001.
     Regulation S-K)

10(t) Form of Series E Warrant        Incorporated  by  reference  to Exhibit
                                      10.2 to report  on Form 8-K dated  August
                                      21, 2001.

10(u) Form of Secondary Warrant        Incorporated  by  reference  to Exhibit
                                       10.3 to report  on Form 8-K dated  August
                                       21, 2001.

10(v) Note and Warrant Purchase Agreement   Incorporated  by  reference  to
     (together with Schedule required    Exhibit 10(v) to CEL-SCI's Registration
      by Instruction 2 to Item 601       Statement on Form S-3 (Commission File
     Regulation S-K) pertaining to       Number 333-76396)
     notes sold in December 2001
     and January 2002


10(vi) Note and Warrant Purchase Agreement
      (together with Schedule required by
      Instruction 2 to Item 601 Regulation
      S-K) pertaining to notes sold in July
      2002

23(a) Consent of Hart & Trinen             _____________________________

  (b) Consent of Deloitte & Touche, LLP    _____________________________

Item 17. Undertakings.
         ------------

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

            (i) To include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Commonwealth of Virginia, on the 16th day of July 2002.

                                       CEL-SCI CORPORATION


                                       By: /s/ Maximilian de Clara
                                           -----------------------------------
                                              Maximilian de Clara, President

      Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date

/s/ Maximilian de Clara       Director and Principal      July 16, 2002
------------------------
Maximilian de Clara           Executive Officer

/s/ Geert R. Kersten          Director, Principal         July 16, 2002
------------------------
Geert R. Kersten              Financial Officer
                              and Chief Executive Officer

/s/ Alexander G. Esterhazy    Director                    July 16, 2002
--------------------------
Alexander G. Esterhazy

/s/ C. Richard Kinsolving     Director                    July 16, 2002
-------------------------
C. Richard Kinsolving, Ph.D.

                               CEL-SCI CORPORATION
                            REGISTRATION STATEMENT ON
                                    FORM S-3



                                    EXHIBITS